Exhibit 99.3

OSL Holdings Inc. Announces Letter of Intent to Acquire 51% of DSMART Technologies

NEW YORK, Jan. 18, 2012 /PRNewswire via COMTEX/ -- OSL Holdings Inc. (OTCBB: OSLH) announced today that the company has signed a letter of intent to acquire 51% of DSMART Technologies (Dsmart) in exchange for $7.5 million in cash and shares of the company. Dsmart is a data company committed to being a leading provider of data for the retail value chain (manufacturer, wholesaler, retailer) that currently captures and aggregates transactional data from the point of sale.  The company today has contracts with AC Nielsen, Symphony IRI Group and Capstone to provide real-time consumer sales data through their POS systems which is currently in retail stores across the United States, with plans to rollout POS systems to thousands of stores in 2012.   “OSLH gives us the management experience, marketing vision and execution excellence that is needed to complete our aggressive push in 2012.  OSLH will take us beyond our pilot locations and existing contracts into the fertile data needs of large manufacturers and retailers,’” commented Jacob Moskowitz, founder of Dsmart.

Also commenting on this update, Eli Feder, CEO of OSLH, stated, "The pending acquisition of Dsmart to our holdings will accelerate the execution of our strategic plans and elevate our ability to capture and transmit data to our entire network of companies.  This gives our company added client contracts and revenues as well as the momentum and velocity to make future transactions more effective and profitable.”

About DSMART Technologies

DSMART Technologies with its ICR (Integrated Commerce Realtime) suite is a managed application provider for the retail value chain (manufacturer, wholesaler, retailer) that captures and aggregates transaction data from the point of sale. This data, along with our other point of sale vehicles, makes Dsmart uniquely able to leverage its position and become a very valuable partner in the retail value chain. At our core we are the provider of the most capable suite of POS and retail supply chain data capture and transmittal solution. Our ICR suite of managed applications allows the retailer and manufacturer to manage and profitably grow business. The ICR suite is a full solution with scanning, intelligent pricebook, PLU tracking, credit/debit card & food stamp processing, cash drawer reconciliation and many more features. Dsmart is a full value chain platform for the entire retail supply chain, from manufacturing to the point of sale. Millions of transactions take place every day. The data from these transactions creates an aggregate wealth of information that, among other things, shows market trends, consumer purchase behavior and market movement.

About OSL Holdings Inc.

OSL is OSL Holdings Inc. is a holding company that will develop or acquire business units with the purpose of collecting and transmitting real-time consumer and business sales data that facilitates the ability to sell data, manage electronic marketplaces, operate real-time loyalty rewards and transact with buyers in multiple channels. We plan to sell data to manufactures for designated markets, such as urban retail, convenient and/or liquor stores. We plan to facilitate developing electronic marketplaces with real time buy-side and sell side capabilities for multiple private & public markets. We plan to operate a real-time loyalty rewards platform that can facilitate the earning and redemption of our currency at the point of the transaction (online, mobile, at retail) as well as on future transactions. The Company plans on leveraging these business units to connect buyers, sellers as well as channels that will clearly differentiate itself from the competitive landscape so that each venture can scale revenues and their respective offerings to their specific market(s) or across markets.

Forward-Looking Safe Harbor Statement:

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the near future. There are a number of factors that could cause actual results and developments to differ materially from forecasted results. For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the Commission are available from commercial document retrieval services and at the website maintained by the Commission at http://www.sec.gov.

CONTACT: OSL Holdings, Inc.
www.oslholdings.com

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